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                                                                      EXHIBIT 32

                                  CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND
(b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Brooks Automation, Inc., a Delaware corporation (the "Company"), does hereby certify, to the best of each such officer's knowledge and belief, that:

      (1) The Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 of the Company (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: May 4, 2005                           /s/ EDWARD C. GRADY
                                             --------------------------------
                                             Edward C. Grady
                                             Director, President and Chief
                                             Executive Officer
                                             (Principal Executive Officer)

Dated: May 4, 2005                           /s/ ROBERT W. WOODBURY, JR.
                                             --------------------------------
                                             Robert W. Woodbury, Jr.
                                             Senior Vice President and
                                             Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Brooks Automation, Inc. and will be retained by Brooks Automation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.